                                                                    Exhibit 4(g)


================================================================================




                               GUARANTEE AGREEMENT


                                     between


                                    KEYCORP,
                                  as Guarantor,


                                       and


                             BANKERS TRUST COMPANY,
                              as Guarantee Trustee


                      -------------------------------------

                         KEYCORP INSTITUTIONAL CAPITAL B
                      -------------------------------------



                               Dated as of           , 1997


================================================================================

                         KEYCORP INSTITUTIONAL CAPITAL B

            Certain Sections of this Guarantee Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

     Section of                                                                     Section of
Trust Indenture Act                                                                     Guarantee Agreement
-------------------                                                                     -------------------
310(a)..........................................................................................4.1(a)
    (b).........................................................................................4.1(c), 2.8
    (c).........................................................................................Inapplicable
311(a)..........................................................................................2.2(b)
    (b).........................................................................................2.2(b)
    (c).........................................................................................Inapplicable
312(a)..........................................................................................2.2(a)
    (b).........................................................................................2.2(b)
313.............................................................................................2.3
314(a)..........................................................................................2.4
    (b).........................................................................................Inapplicable
    (c).........................................................................................2.5
    (d).........................................................................................Inapplicable
    (e).........................................................................................1.1, 2.5, 3.2
    (f).........................................................................................2.1, 3.2
315(a)..........................................................................................3.1(d)
    (b).........................................................................................2.7
    (c).........................................................................................3.1(c)
    (d).........................................................................................3.1(d)
316(a)..........................................................................................1.1, 2.6, 5.4
    (b).........................................................................................5.3, 5.7
    (c).........................................................................................8.2
317(a)..........................................................................................Inapplicable
    (b).........................................................................................Inapplicable
318(a)..........................................................................................2.1(b)
    (b).........................................................................................2.1
    (c).........................................................................................2.1(a)

-----------

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1. Interpretation.....................................................................................  2
SECTION 1.2. Definitions........................................................................................  2

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1. Trust Indenture Act; Application...................................................................  6
SECTION 2.2. List of Holders....................................................................................  6
SECTION 2.3. Reports by the Guarantee Trustee...................................................................  6
SECTION 2.4. Periodic Reports to Guarantee Trustee..............................................................  7
SECTION 2.5. Evidence of Compliance with Conditions Precedent...................................................  7
SECTION 2.6. Events of Default; Waiver..........................................................................  7
SECTION 2.7. Event of Default; Notice...........................................................................  7
SECTION 2.8. Conflicting Interests..............................................................................  8

                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1. Powers and Duties of the Guarantee Trustee.........................................................  8
SECTION 3.2. Certain Rights of Guarantee Trustee................................................................  9
SECTION 3.3. Compensation; Indemnity; Fees...................................................................... 11

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1. Guarantee Trustee; Eligibility..................................................................... 12
SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trust........................................ 12

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1. Guarantee.......................................................................................... 13
SECTION 5.2. Waiver of Notice and Demand........................................................................ 13
SECTION 5.3. Obligations Not Affected........................................................................... 13
SECTION 5.4. Rights of Holders.................................................................................. 14
SECTION 5.5. Guarantee of Payment............................................................................... 15
SECTION 5.6. Subrogation........................................................................................ 15
SECTION 5.7. Independent Obligations............................................................................ 15

                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

SECTION 6.1. Subordination...................................................................................... 15
SECTION 6.2. Pari Passu Guarantees.............................................................................. 16

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1. Termination........................................................................................ 16

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1. Successors and Assigns............................................................................. 16
SECTION 8.2. Amendments......................................................................................... 16
SECTION 8.3. Notices............................................................................................ 17
SECTION 8.4. Benefit............................................................................................ 18
SECTION 8.5. Governing Law...................................................................................... 18
SECTION 8.6. Counterparts....................................................................................... 18

         GUARANTEE AGREEMENT, dated as of ________ , 1997 is executed and delivered by KEYCORP, an Ohio corporation (the "Guarantor") having its principal office at 127 Public Square, Cleveland, Ohio 44114-1306, and BANKERS TRUST COMPANY, a banking corporation organized under the laws of the State of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of KEYCORP INSTITUTIONAL CAPITAL B, a Delaware statutory business trust (the "Issuer Trust").

                              W I T N E S S E T H :

         WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of December 30, 1996 (the "Trust Agreement"), among the Guarantor, as Depositor, the Property Trustee and the Delaware Trustee named therein and the Holders from time to time of undivided beneficial interests in the assets of the Issuer Trust, the Issuer Trust issued $150,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its 8.25% Capital Securities, Liquidation Amount $1,000 per Capital Security (the "Old Capital Securities"), representing preferred undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement;

         WHEREAS, the Old Capital Securities were issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined below), were used to purchase the Junior Subordinated Debentures (as defined herein) of the Guarantor which were deposited with Bankers Trust Company, as Property Trustee under the Trust Agreement, as trust assets;

         WHEREAS, as an incentive for the Holders to purchase the Old Capital Securities, the Guarantor irrevocably and unconditionally agreed, to the extent set forth in the Guarantee Agreement dated as of December 30, 1996 among the Guarantor and the Guarantee Trustee, for the benefit of the Holders of the Old Capital Securities (the "Old Guarantee"), to pay to the Holders of the Old Capital Securities the Guarantee Payments set forth therein;

         WHEREAS, pursuant to the Registration Rights Agreement, dated as of December 30, 1996 among the Guarantor, the Issuer Trust and the Initial Purchaser named therein (the "Registration Rights Agreement"), the Guarantor and the Issuer Trust agreed to file a registration statement (the "Registration Statement") to exchange, inter alia, the Old Capital Securities for a like amount of new capital securities (the "New Capital Securities", and together with the Old Capital Securities, the "Capital Securities") and the Old Guarantee for the Guarantee (as defined herein) for the benefit of the Holders of the Capital Securities;

         WHEREAS, the Guarantee will be substantially identical to the Old Guarantee except that the Guarantee will be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the Guarantee will not contain provisions restricting transfer in the absence of registration under the Securities Act;

         NOW, THEREFORE, in consideration of the purchase or retention by each Holder of Capital Securities, which purchase or retention the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement to provide as follows for the benefit of the Holders from time to time of the Capital Securities:


                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

         SECTION 1.1. Interpretation.

         In this Guarantee Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice-versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 1.2. Definitions.

         As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

                  "Allocable Amounts", when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Guarantor or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Issuer Trust shall not be deemed to be an Affiliate of the Guarantor. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 30 days after receipt of such notice.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Capital Securities called for redemption by the Issuer Trust, to the extent the Issuer Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust, unless Junior Subordinated Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid

         Distributions on the Capital Securities to the date of payment to the extent that the Issuer Trust shall have funds available therefor at such time and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders in liquidation of the Issuer Trust (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means Bankers Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

                  "Indenture" means the Indenture dated as of December 4, 1996, as supplemented and amended between the Guarantor and Bankers Trust Company, as trustee.

                  "Junior Subordinated Debentures" means the 8.25% Junior Subordinated Debentures issued by the Guarantor pursuant to the Indenture.

                  "List of Holders" has the meaning specified in Section 2.2(a).

                  "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Capital Securities issued by the Issuer Trust.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                           (a) a statement that each officer signing the
                  Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                           (b) a brief statement of the nature and scope of the
                  examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                           (c) a statement that each officer has made such
                  examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether, in the opinion of each
                  officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Senior Debt" means any obligation of the Guarantor to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. Senior Debt does not include Senior Subordinated Debt or the Junior Subordinated Debentures.

                  "Senior Indebtedness" means (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts of Senior Subordinated Debt.

                  "Senior Subordinated Debt" means any obligation of the Guarantor to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Guarantor's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Junior Subordinated Debentures or any subordinated debt securities issued in the future or the past with substantially similar subordination terms.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under
         Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                                   ARTICLE II

                               TRUST INDENTURE ACT
         SECTION 2.1. Trust Indenture Act; Application.

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2. List of Holders.

         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before June 15 and December 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the "List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3. Reports by the Guarantee Trustee.

         Not later than May 31 of each year, commencing May 31, 1997, the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4. Periodic Reports to the Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust

Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5. Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6. Events of Default; Waiver.

         The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         SECTION 2.7. Event of Default; Notice.

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.

         SECTION 2.8. Conflicting Interests.

         The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1. Powers and Duties of the Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this

                  Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2. Certain Rights of Guarantee Trustee.

         (a) Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.3. Compensation; Indemnity; Fees.

         The Guarantor agrees:

         (a) to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Guarantee Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

         The provisions of this Section 3.3. shall survive the termination of this Guarantee Agreement or the earlier resignation or removal of the Guarantee Trustee.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

         SECTION 4.1. Guarantee Trustee: Eligibility.

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

         (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1. Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

         SECTION 5.2. Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3. Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

                  (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

                  (e) any invalidity of, or defect or deficiency in, the Capital Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4. Rights of Holders.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

         SECTION 5.5. Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon distribution of Junior Subordinated Debentures to Holders as provided in the Trust Agreement.

         SECTION 5.6. Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer Trust pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7. Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

         SECTION 6.1. Subordination.

         The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor in the same manner as the Junior Subordinated Debentures. The obligations of the Guarantor under this Guarantee Agreement do not constitute Senior Indebtedness, Senior Debt or Senior Subordinated Debt.

         SECTION 6.2. Pari Passu Guarantees.

         The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any KeyCorp Trust (as defined in the Indenture).

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1. Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities,
(ii) the distribution of Junior Subordinated Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Capital Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

         SECTION 8.2. Amendments.

         Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.3. Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                           KeyCorp
                           127 Public Square
                           Cleveland, Ohio 44114-1306

                           Facsimile No.: (216) 689-4121
                           Attention: General Counsel

                  (b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:

                           KeyCorp Institutional Capital B
                           c/o KeyCorp
                           127 Public Square
                           Cleveland, Ohio 44114-1306

                           Facsimile No.: (216) 689-4121
                           Attention: General Counsel

                  with a copy to:

                           Bankers Trust Company
                           Four Albany Street
                           Mail Stop 5041
                           New York, New York  10006

                           Facsimile No.: (212) 250-6395
                           Attention: Kevin Weeks

                  (c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 8.4. Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

         SECTION 8.5. Governing Law.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8.6. Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Guarantee Agreement as of the date first above written.




                                             KEYCORP


                                             By:
                                                ----------------------------
                                                  Name:
                                                  Title:


                                             BANKERS TRUST COMPANY
                                                      as Guarantee Trustee


                                             By:
                                                 ---------------------------
                                                  Name:
                                                  Title: